SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated March 10, 2011, entitled-Proteonomix, Inc. (PROT) Enters Into Exclusive License Agreement for Technology to Focus on Mobilization of Bone Marrow Stem Cells"

The press release is in its entirety below:

Proteonomix, Inc. (PROT) Enters Into Exclusive License Agreement for Technology to Focus on Mobilization of Bone Marrow Stem Cells

New Technology to Develop Cellular and Biological Products for Regenerative Medicine

MOUNTAINSIDE, NJ--(March 10, 2011) -  PROTEONOMIX, INC. (OTCBB: PROT), a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives, announced today that on March 2, 2011 it entered into an exclusive license agreement to develop "Mobilization of Bone Marrow Stem Cells technology" ( UMK-121).

Ian McNiece, Chief Scientific Officer of Proteonomix, noted, "This technology, once cleared through clinical trials, may offer novel approaches to treat debilitating diseases. It provides for less invasive and potentially less life threatening modes of delivery of cellular therapeutics for tissue and organ repair. In addition this technology may be delivered in conjunction with other cellular therapeutic products to further enhance the clinical benefits of these products. The new technology broadens the portfolio of the company to develop both cellular and biological products for regenerative medicine and may bring some of its intellectual property closer to clinical trials."

Michael Cohen, Proteonomix, Inc. CEO, stated: "We are thrilled to conclude this significant license agreement. This is unique technology based on existing approved drugs. There is no upfront cost to Proteonomix, Inc. We believe that the commercialization of this technology can provide Proteonomix with significant revenue potential." According to United Network for Organ Sharing ("UNOS") there are over 100,000 patients on the transplant waiting list at any given time. According to the ("NIH") there are over 500,000 patients in end stage Kidney disease. According to Organ Donation and Transplantation ("NWHIC") over 60,000 Americans suffer from End Stage Liver Disease ("ESLD"). Some of the Intellectual Property associated with the patent application was derived from research conducted at a major southeastern academic institution.

A copy of the license agreement can be found at: Proteonomix 8K Exhibit 10.57 March 8, 2011

About Proteonomix, Inc.:

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. The Proteonomix Family of companies includes Proteoderm, StromaCel, National Stem Cell, PRTMI, The Sperm Bank of New York and THOR Biopharma. Proteoderm, Inc. is a wholly owned subsidiary that has developed an anti-aging line of skin care products. StromaCel, Inc. develops therapeutic modalities for the treatment of Cardiovascular Disease (CVD). National Stem Cell, Inc. is Proteonomix's operating subsidiary. The Sperm Bank of New York, Inc. is a fully operational tissue bank. Proteonomix Regenerative Translational Medicine Institute, Inc. ("PRTMI") intends to focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine. Proteonomix intends to create and dedicate a subsidiary to each of its technologies. Please also visit http://www.proteonomix.com/, http://www.proteoderm.com/, http://www.otcqb.com/ and http://www.sec.gov/.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: March 11, 2011

By: /s/Michael Cohen

Name:  Michael Cohen

President